EXHIBIT 10.1

AMENDMENT NO. 5 AND AGREEMENT

This AMENDMENT NO. 5 AND AGREEMENT (“Agreement”) entered into and made effective as of March 6, 2007 (“Effective Date”) is among Cano Petroleum, Inc., a Delaware corporation (“Borrower”), the Guarantors (as defined below), the Lenders (as defined below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).

RECITALS

A.            The Borrower is party to that certain Credit Agreement dated as of November 29, 2005, as amended by the Amendment No. 1 dated as of February 24, 2006, and as amended by the Amendment No. 2, Assignment and Agreement dated as of April 28, 2006, Amendment No. 3 entered into on May 12, 2006 but made effective as of March 31, 2006, and Amendment No. 4 dated as of June 30, 2006 (as so amended, the “Credit Agreement”) among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent, and the Issuing Lender.

B.            The Borrower, the Lenders and the Administrative Agent wish to, subject to the terms and conditions of this Agreement make certain other amendments to the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Guarantors, the Lenders, and the Administrative Agent hereby agree as follows:

Section 1.              Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2.              Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.              Amendments to Credit Agreement.

(a)           Section 1.01 of the Credit Agreement is amended by replacing the definitions of “Maturity Date” and “Interest Expense” in their entirety with the following corresponding terms:

“Maturity Date” means November 29, 2009.

“Interest Expense” means, for the Borrower and its consolidated Subsidiaries for any period, total interest, letter of credit fees, and other fees and expenses incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, (i) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, imputed interest under Capital Leases, and net costs under Interest Hedge Agreements, all as determined in conformity with GAAP, and (ii) all interests, dividends, distributions, or other payments made in respect of preferred Equity Interests or Debt Issuances; but excluding (A) dividends payable solely in Equity Interests of the Borrower made in respect of preferred Equity Interests and (B) the expensing of deferred amortized costs pertaining to the payment in full of the Subordinated Debt and pertaining to the Obligations.

(b)           Section 1.01 of the Credit Agreement is further amended by deleting the phrase “but excluding the Barnett Shale Properties” from the definition of “Material Adverse Change”.

(c)           Section 1.01 of the Credit Agreement is further amended by deleting the phrase “(other than the Barnett Shale Properties)” from the definition of “Borrowing Base”.

(d)           Section 1.01 of the Credit Agreement is further amended by adding the following terms in alphabetical order:

“Fire Litigation” means those certain lawsuits and claims now pending or hereafter filed against Borrower or any of its Subsidiaries related to or arising from fires beginning on March 12, 2006 in the Texas panhandle.

(e)           Sections 2.02(c), 5.01, 5.06(d), 5.08 and 5.10 of the Credit Agreement are amended by deleting the phrase “(other than the Barnett Shale Properties)”.

(f)            Section 5.02(b) of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, the Borrower is not required to turn over to the Collateral Trustee the casualty insurance proceeds received by the Borrower and its Subsidiaries in connection with the fires beginning on March 12, 2006 in the Texas Panhandle; provided that (i) the aggregate amount of insurance proceeds the Borrower is permitted to retain pursuant to the preceding provision shall not exceed $6,000,000, (ii) the Borrower shall deposit all such insurance proceeds into a controlled deposit account with the Collateral Trustee, and (iii) the Borrower shall use such proceeds to pay the attorneys’ fees, settlement amounts and other litigation expenses incurred by the Borrower and its Subsidiaries in defending or settling the Fire Litigation.

(g)           Section 5.06(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b)          Quarterly Financials.  As soon as available and in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and its consolidated Subsidiaries, commencing with the fiscal quarter ending March 31, 2007, (i) to the extent not otherwise provided in the Form 10-Q for such fiscal quarter end, the unaudited balance sheet and the statements of income, cash flows, and retained earnings of each such Person for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified with respect to such consolidated statements (subject to year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP, (ii) the Form 10-Q filed with the SEC for such fiscal quarter end, and (iii) a Compliance Certificate executed by the Responsible Officer of the Borrower;

(h)           Section 5.06(c)(iv) of the Credit Agreement is hereby is amended by deleting the reference to the “ monthly cash flow budget for the twelve months” and replacing such reference with the phrase “quarterly cash flow budget for the four quarters”.

(i)            Section 5.06(c) of the Credit Agreement is amended by deleting the proviso contained therein.

(j)            Section 5.06(d) of the Credit Agreement is deleted in its entirety and replaced with the following:

(d)          Production and Hedging Reports.  As soon as available and in any event within 45 days after the end of each quarter, commencing with the quarter ending March 31, 2007, a report certified by a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent prepared by the Borrower (i) covering each of the Oil and Gas Properties of the Borrower and its Subsidiaries (including the Barnett Shale Properties) and detailing on a quarterly basis (A) the production, revenue, and price information and associated operating expenses for each such quarter, (B) any changes to any producing reservoir, production equipment, or producing well during each such quarter, which changes could cause a Material Adverse Change, and (C) any sales of the Borrower’s or any Subsidiaries’ Oil and Gas Properties during each such quarter, (ii) setting forth a true and complete list of all Hedge Contracts of the Borrower and its Subsidiaries and detailing the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement, and (iii) certifying the Borrower’s compliance with Section 5.12 hereof.

(k)           Section 5.09 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 5.09         Use of Proceeds.  The Borrower shall use the proceeds of the Advances and Letters of Credit (a) to develop and acquire Oil and Gas Properties, (b) for working capital purposes and (c) for general corporate purposes; provided that the Borrower shall not use the proceeds of any Advance for general corporate purposes or working capital purposes unless the use thereof for such purposes would not cause the General Corporate Advance Amount, after the application thereof, to exceed $10,000,000.  For the avoidance of doubt, in calculating the General Corporate Advance Amount, development and acquisition of Oil and Gas Properties shall not constitute general corporate or working capital purposes.

(l)            Section 5.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 5.12         Hedging Arrangements.  The Borrower shall maintain (a) each Hydrocarbon Hedge Agreement that is in place as of the effective date of the Amendment No. 5 and Agreement which amends this Agreement until the stated maturity of such Hydrocarbon Hedge Agreement and (b)  Hydrocarbon Hedge Agreements covering no less than 50% and no more than 80% of the production volumes attributable to “proved, developed and producing” Proven Reserves of the Borrower’s and its Subsidiaries’ Oil and Gas Properties for a minimum period of at least three years as of the end of December 31, 2006 and as of the end of each six month period ending thereafter, and at a minimum price floor as required by the Majority Lenders from time to time.

(m)          Section 6.04 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.04         Merger or Consolidation; Asset Sales.  The Borrower shall not, nor shall it permit any of its Subsidiaries to (a) merge or consolidate with or into any other Person without the prior consent of all of the Lenders; provided that the Borrower or any Subsidiary may merge or may be consolidated into the Borrower or any Guarantor if the Borrower or such Guarantor is the surviving entity; or (b) sell, lease, transfer, assign, farm-out, convey, or otherwise dispose of any of its Property (including, without limitation, any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest) other than: (i) the sale of Hydrocarbons in the ordinary course of business and (ii) the sale or transfer of equipment that is (A) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of such Person or (C) contemporaneously replaced by equipment of at least comparable value and use.

(n)           Section 6.18 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 6.18         Leverage Ratio.  The Borrower (a) shall not permit the Leverage Ratio at the end of each fiscal quarter ending on or after March 31, 2007 to be greater than 5.00 to 1.00; (b) shall not permit the Leverage Ratio at the end of each fiscal quarter ending on or after September 30, 2007 to be greater than 4.50 to 1.00; and (c) shall not permit the Leverage Ratio at the end of each fiscal quarter ending on or after March 31, 2008 to be greater than 4.00 to 1.00; provided that, solely for purposes of calculating Leverage Ratio under this clause, “consolidated Debt” shall not include Debt outstanding under preferred Equity Interests issued in compliance with Section 6.22.

(o)           Schedule I-Pricing Grid, Schedule 4.07, Exhibit B — Compliance Certificate, and Exhibit F- Notice of Borrowing which are attached to the Credit Agreement are hereby replaced in their entirety with the corresponding Schedule I-Pricing Grid, Schedule 4.07, Exhibit B — Compliance Certificate, and Exhibit F- Notice of Borrowing attached to this Agreement.

Section 4.              Borrower Representations and Warranties.  The Borrower represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower’s obligations under the Loan Documents.

Section 5.              Guarantors Representations and Warranties.  Each Guarantor represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Guaranty and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate, limited liability company, or partnership power and authority of such Guarantor and have been duly authorized by appropriate corporate, limited liability company, or partnership action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) it has no defenses to the enforcement of the Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s and the Borrower’s obligations under the Loan Documents.

Section 6.              Conditions to Effectiveness.  This Agreement and the amendments to the Credit Agreement provided herein shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)           The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Lenders.

(b)           The representations and warranties in this Agreement shall be true and correct in all material respects.

(c)           The Borrower shall have paid all fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

Section 7.              Acknowledgments and Agreements.

(a)           The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b)           The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)           Each of the Borrower, the Guarantors, Administrative Agent, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the Guaranty, are not impaired in any respect by this Agreement.

(d)           From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

(e)           This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 8.              Reaffirmation of the Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 9.              Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 10.            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11.            Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 12.            Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 13.            Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

EXECUTED effective as of the date first above written.

BORROWER:	CANO PETROLEUM, INC.

	By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
Chairman and Chief Executive Officer

GUARANTORS:	SQUARE ONE ENERGY, INC.
LADDER COMPANIES, INC.
W.O. ENERGY OF NEVADA, INC.
WO ENERGY, INC.
PANTWIST, LLC
CANO PETRO OF NEW MEXICO, INC.

	Each by:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

W.O. OPERATING COMPANY, LTD.
By: WO Energy, Inc., its general partner

		By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

W.O. PRODUCTION COMPANY, LTD.
By: WO Energy, Inc., its general partner

		By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
President

ADMINISTRATIVE AGENT/
ISSUING LENDER/LENDER:	UNION BANK OF CALIFORNIA, N.A.,

	By:	/s/ Kimberly Coil
Kimberly Coil
Vice President

NATIXIS (formerly known as Natexis Banques
Populaires) as a Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

By:	/s/ Timothy L. Polvado
Name:	Timothy L. Polvado
Title:	Managing Director

SCHEDULE I

PRICING GRID

Applicable Margins

Utilization Level*	Base Rate Advances	Eurodollar Rate Advances	Commitment Fee
Level I	0.25%	1.75%	0.25%
Level II	0.50%	2.00%	0.25%
Level III	0.75%	2.25%	0.375%
Level IV	1.00%	2.50%	0.375%

* Utilization Levels are described below and are determined in accordance with the definition of “Utilization Level”.

1.  Level I: If the Utilization Level is less than 50%.

2.  Level II: If the Utilization Level is greater than or equal to 50% but less than 75%.

3.  Level III: If the Utilization Level is greater than or equal to 75% but less than 90%.

4.  Level IV: If the Utilization Level is greater than or equal to 90%.

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

FOR THE PERIOD FROM           , 200     TO            , 200

This certificate dated as of                      ,          is prepared pursuant to the Credit Agreement dated as of November 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CANO PETROLEUM, INC., a Delaware corporation (“Borrower”), the lenders party thereto (the “Lenders”), and UNION BANK OF CALIFORNIA, N.A., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing lender.  Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned hereby certifies that:

(a)                                  all of the representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents are true and correct in all material respects as if made on this date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

[(b)     that no Default or Event of Default has occurred and is continuing; and]

[(b)     the following Default[s] or Event[s] of Default exist as of the date hereof or have occurred since the date of the Borrower’s previous certification to the Administrative Agent, if any, and the actions set forth below have been or are being taken to remedy such circumstances:

                                                          ; and]

(c) that as of the last day of the previous quarter the following statements, amounts, and calculations were true and correct:

I.                                         Current Ratio—Section 6.17.

(a)	consolidated current assets (1)		$

(b)	consolidated current liabilities (2)		$

Current Ratio = (a) to (b) =

Minimum Current Ratio not less than:	1.00 to 1.00

COMPLIANCE?	YES	NO

II.            Leverage Ratio—Section 6.18.

(a)	consolidated Debt (3)

(1)             “current assets” shall include the aggregate Unused Commitment Amounts of the Lenders, but shall exclude (A) any cash deposited with or at the request of a counterparty to any Hedge Contract or any other similar hedge arrangement and (B) any assets representing a valuation account arising from the application of SFAS 133 and 143.

(2)             “current liabilities” shall exclude, as of the date of calculation, the current portion of long-term Debt existing under the Credit Agreement and any liabilities representing a valuation account arising from the application of SFAS 133 and 143.

(3)             “consolidated Debt” shall not include Debt outstanding under preferred Equity Interests issued in compliance with Section 6.22 of the Credit Agreement.

1

(b)	consolidated EBITDA (4) =

(i) + [(ii) + (iii) + (iv)] (5) — (v) =	$

(i)	Consolidated Net Income	$

(ii)	consolidated Interest Expense	$

(iii)	taxes	$

(iv)	depreciation, amortization, depletion & other non-cash items (6)	$

(v)	all non-cash items of income included in determining Consolidated Net Income (7)	$

Leverage Ratio = (a) to (b) =

Maximum Leverage Ratio:	[5.00 to 1.00] [4.50 to 1.00]
[4.00 to 1.00] (8)

COMPLIANCE?	YES	NO

(4)    EBITDA shall be measured for the four fiscal quarter period then ended.

(5)    Items (ii) — (iv) shall be included to the extent deducted in determining Consolidated Net Income.

(6)    Other non-cash items should include any provisions for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges resulting from the requirements of SFAS 133 or 143.

(7)    Non-cash items of income should include any items resulting from the requirements of SFAS 133 or 143.

(8)    Use (i) 5.00 to 1.00 for fiscal quarter ending March 31, 2007, (ii) 4.50 to 1.00 for fiscal quarter ending September 30, 2007 and (iii) 4.00 to 1.00 for fiscal quarters ending on or after March 31, 2008.

2

III.           Interest Coverage Ratio—Section 6.19.

(a)	consolidated EBITDA = See II(b) above =		$

(b)	consolidated Interest Expense (9) =		$

Interest Coverage Ratio = (a) to (b) =

Minimum Interest Coverage Ratio =	[1.25 to 1.00]
[1.50 to 1.00][2.00 to 1.00] (10)

COMPLIANCE?	YES	NO

(9) For the fiscal quarter ending December 31, 2006, Interest Expense shall be calculated using Interest Expense for the three fiscal quarter period then ended multiplied by 4/3 and for fiscal quarters ending on or after March 31, 2007, Interest Expense shall be calculated using Interest Expense for the four fiscal quarters then ended.

(10) Use (a) 1.25 to 1.00 for fiscal quarters ending on or after June 30, 2006 but prior to March 31, 2007, (b) 1.50 to 1.00 for fiscal quarter ending March 31, 2007, and (c) 2.00 to 1.00 for fiscal quarters ending on or after June 30, 2007.

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of                        , 20    .

CANO PETROLEUM, INC., a Delaware corporation
By:
Name:
Title:

3

EXHIBIT F

FORM OF NOTICE OF BORROWING

[Date]

Union Bank of California, N.A., as Administrative Agent

445 South Figueroa Street, 15th Floor

Los Angeles, California 90071

Attention:              [LOAN PROCESSOR]

Ladies and Gentlemen:

The undersigned, Cano Petroleum, Inc., a Delaware corporation (the “Borrower”), refers to the Credit Agreement dated as of November 29, 2005 (as the same has been and may be amended, restated or modified from time-to-time, the “Credit Agreement,” the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, the lenders party thereto (the “Lenders”), and Union Bank of California, N.A., as administrative agent for the Lenders (the “Administrative Agent”) and as issuing lender for the Lenders (the “Issuing Lender”), and hereby gives you irrevocable notice pursuant to Section 2.03(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03(a) of the Credit Agreement:

1.             The Business Day of the Proposed Borrowing is                    ,          .

2.             The Proposed Borrowing will be composed of [Reference Rate Advances] [Eurodollar Rate Advances].

3.             The aggregate amount of the Proposed Borrowing is $                   .

4.             [The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [             month[s]].]

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(a)                                  the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds from the Proposed Borrowing, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

1

(b)                                 no Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom; and

(c)                                  $                         of the Proposed Borrowing will be used for general corporate or working capital purposes and, after giving effect to such application of proceeds, the General Corporate Advance Amount is not in excess of $10,000,000.

Very truly yours,

CANO PETROLEUM, INC., a Delaware corporation

By:
Name:
Title:

2

Schedule 4.07

Litigation

On March 23, 2006, the following lawsuit was filed in the 100th Judicial District Court in Carson County, Texas; Cause No. 9840, The Tom L. and Anne Burnett Trust, by Anne Burnett Windfohr, Windi Phillips, Ben Fortson, Jr., George Beggs, III and Ed Hudson, Jr. as Co-Trustees; Anne Burnett Windfohr; and Burnett Ranches, Ltd. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd, and W.O. Energy, Inc. The owner of the remainder of the mineral estate, Texas Christian University, has intervened in the suit joining the plaintiffs’ request to terminate certain oil and natural gas leases and on January 26, 2007, Southwestern Public Service Company d/b/a XCEL Energy, intervened in the suit as a party adverse to all defendants, claiming that the fire that is the subject of this lawsuit destroyed transmission and distribution equipment, including utility poles, lines and other equipment with an estimated loss of $1,876,000.

On April 28, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1922, Robert and Glenda Adcock, et al. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd, and W.O. Energy, Inc.  There are 43 plaintiffs and four groups of interveners in this suit.

On April 10, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1920, Joseph Craig Hutchison and Judy Hutchison v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd, and W.O. Energy, Inc.

On May 1, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1923, Chisum Family Partnership, Ltd. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd, and W.O. Energy, Inc.

The plaintiffs in the above actions claim that the electrical wiring and equipment of Cano Petroleum, Inc. or certain of its subsidiaries relating to its oil and gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas.  The plaintiffs (i) allege negligence and gross negligence, trespass or nusiance and (ii) seek undisclosed damages, including, but not limited to, damages for damage to their land and livestock, certain expenses related to fighting the fire and certain remedial expenses.  In addition, certain plaintiffs seek (i) termination of certain oil and gas leases, (ii) reimbursement for their attorney’s fees and (iii) exemplary damages.

On July 3, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Case No. 1928, Rebecca Lee Martinez, et al v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc.; W. O. Operating Company, Ltd., and W.O. Energy, Inc. The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and natural gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The plaintiffs (i) allege negligence and gross negligence and (ii) seek undisclosed damages for the wrongful death of two individuals who they claim died as a result of the fire. Additional heirs and relatives of one of the decedents have intervened in this case seeking similar claims.

On August 9, 2006, the following lawsuit was filed in the 233rd Judicial District Court of Gray County, Texas, Yolanda Villareal, Individually and on behalf of the Estate of Gerardo Villareal v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd., and W.O. Energy, Inc. The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and natural gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The plaintiffs (i) allege negligence and gross negligence and (ii) seek undisclosed damages for the wrongful death of Gerardo Villareal who they claim died as a result of the fire. Relatives of Roberto Chavira have intervened in the case alleging similar claims regarding the death of Roberto Chavira.

On June 20, 2006, the following lawsuit was filed in the United States District Court for the Northern District of Texas, Fort Worth Division, C.A. No. 4-06cv-434-A, Mid-Continent Casualty Company, Plaintiff, vs. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating Company, Ltd. and W.O. Energy, Inc. seeking a declaration that the plaintiff is not responsible for pre-tender defense costs and that the plaintiff has the sole and exclusive right to select defense counsel and to defend, investigate, negotiate and settle the litigation described above and on September 18, 2006, the First Amended Complaint for Declaratory Judgment was filed with regard to the cases described above.  On February 9, 2007, Cano and its subsidiaries entered into a Settlement Agreement and Release with the plaintiff pursuant to which in exchange for mutual releases, in addition to the approximately $923,000 that had been reimbursed by plaintiff, the plaintiff agreed to pay to Cano within 20 business days of February 9, 2007 the amount of $6,699,827 comprised of the following: (a) the $1,000,000 policy limits of the primary policy; (b) the $5,000,000 policy limits of the excess policy; (c) $500,000 for future defense costs; (d) $144,000 as partial payment for certain unpaid invoices for litigation related expenses; (e) all approved reasonable and necessary litigation related expenses through December 21, 2006 that are not part of the above referenced $144,000; and (f) certain specified attorneys fees.